Exhibit 10.2

AMENDMENT TO LOAN AGREEMENT AND PROMISSORY NOTE

The undersigned parties, hereby agree that the Loan Agreement and Promissory Note dated October 3, 2019 by and between CPF GP 2019-1 LLC (“SG Residential”) as Borrower and SG Blocks Inc. as Lender is amended with regards to the Section Lender Advances and from this date forward the Section below titled Lender Advances shall replace, supersede and otherwise amend the original agreement. No other provision of the Agreement shall be amended.

Lender	Advances:	Lender shall make the first Advance in the amount of $500,000 no later than October 25, 2019.

Lender shall advance the remaining $250,00 no later than February 28, 2020.

BORROWER:

Greg Jacobson

In his capacity as Managing Partner of the Borrower SG Residential

By:	/s/ Greg Jacobson
Name:	Greg Jacobson

LENDER:

Paul Galvin

In his capacity as the Chairman and Chief Executive Officer Of SG Blocks Inc.

By:	/s/ Paul Galvin
Name:	Paul Galvin